AVENANT N° 1 AU CONTRAT DE PARTAGE DE PRODUCTION D'HYDROCARBURES ENTRE LA RÉPUBLIQUE DE GUINÉE et SCS CORPORATION

Entre la République de Guinée représentée par Monsieur Mahmoud THIAM, Ministre des Mines et de la Géologie, sis à Kaloum, Conakry, République de Guinée, ci-après désignée « le Gouvernement »

D'une part,

Et

la Société SCS Corporation, filiale à 100% de Hyperdynamics, société constituée conformément aux lois du Delaware, Etats-Unis d'Amérique dont le siège se trouve à 12015 Wickchester Lane, Suite 475, Houston, 77079, USA, représentée par M. Ray Leonard, Président Directeur Général Hyperdynamics/SCS Corporation; SCS Corporation étant ci-après désigné « l'Entrepreneur »,

D'autre part.

PREAMBULE

Attendu que le 22 septembre 2006, un contrat de partage de production d'hydrocarbures (CPP) a été signé entre la République de Guinée et la société SCS Corporation ;

Attendu que des divergences ont été relevées lors de la procédure d'approbation et de mise en œuvre de ce contrat ;

Attendu que le Gouvernement et SCS Corporation ont décidé de mettre un terme à ces divergences en identifiant l'ensemble des points litigieux en vue de leur résolution dans les meilleurs délais ;

Attendu que dans cette logique, le Gouvernement et SCS Corporation souhaitaient donner la priorité au démarrage des travaux ;

Attendu que dans cette perspective, un Mémorandum d'Entente (ME) a été signé le 11 Septembre 2009 entre le Gouvernement de la République de Guinée et la Société SCS Corporation ;

Attendu que les termes du ME ont été intégralement respectés par SCS Corporation et la République de Guinée ;

Attendu que, le 22 janvier 2010, SCS Corporation a cédé une participation de 23% dans les intérêts du CPP à Dana Petroleum (E&P) Limited ; MT

Attendu que les Parties ont convenu d'incorporer ce qui suit au sein du CPP ;

Attendu qu'à l'exception de ce qui est mentionné ci-dessous, l'ensemble des termes et dispositions du Contrat de Partage de Production (CPP) demeurent inchangés et restent en vigueur.

Les Parties ont négocié et conclu le présent Avenant.

Article 1 : Définitions.

1.7.1 « Dépenses Pétrolières » signifie les seules dépenses raisonnables, nécessaires, directement liées à la réalisation des opérations pétrolières, à savoir l'exploration, le développement, l'exploitation, l'abandon et le démantèlement des puits et des installations, effectivement payées et approuvées par le Gouvernement depuis la signature du contrat le 22 Septembre 2006. Les dépenses supportées avant la date du 22 septembre 2006 ne devraient pas être récupérables] à l'exclusion des royalties. Les coûts pétroliers et les limitations de récupérabilité sont précisés dans le cadre de la procédure comptable.

1.22 « Zone Contractuelle » signifie la zone représentée sur la carte jointe en annexe A. Avant restitution, elle avait une superficie d'environ quatre vingt mille kilomètres carrés (80 000 Km²).

La partie retenue suite à la restitution est d'une superficie d'environ vingt quatre mille kilomètres carrés (24 000 Km²) dont les coordonnées des points de délimitation sont indiquées sur ladite carte. La Zone Contractuelle » devra être considérée comme un seul ensemble pour tout usage désigné par le Contrat de Partage de Production (CPP) et cet amendement en dépit de ce qui était désigné comme comprenant six (6) blocs complets et un (1) bloc partiel pour certains besoins administratifs.

Le Contrat de Partage de Production d'Hydrocarbures (CPP) et le présent Avenant devront être mis en œuvre dans le respect intégral du Code Pétrolier Guinéen de 1986, actuellement en vigueur.

Article 3 : Durée du Contrat.

L'Article 3.2 est supprimé dans son intégralité et ce qui suit le remplace : MT

3.2 La période d'exploration se compose d'une Première Période d'Exploration et de son renouvellement en une Deuxième Période d'exploration. La Première Période d'Exploration sera considérée

comme étant d'une durée de quatre (4) années contractuelles et prendra fin le 21 septembre 2010.

La Deuxième Période d'Exploration sera d'une durée de trois (3) ans, renouvelable une fois pour la même durée. Il est précisé qu'aucun renouvellement ou extension ne sera accordé à l'Entrepreneur sans que ce dernier ne remplisse ses obligations de travaux et de dépenses de la période précédente.

L'Article 3.7 est supprimé dans son intégralité et remplacé par ce qui suit :

3.7 Afin de permettre à l'Entrepreneur de poursuivre et d'achever les travaux de forage déjà engagés, le Ministre accordera une extension de la Seconde Période d'Exploration renouvelable pour une période maximum d'Un (1) an, à la condition que l'Entrepreneur en ait fait la demande au moins deux (2) mois avant l'expiration de la seconde Période d'exploration.

Dans le cas d'une Découverte Pétrolière durant la seconde Période d'exploration renouvable et si le temps restant est insuffisant pour permettre à l'Entrepreneur d'effectuer les travaux d'appréciation de cette découverte, le Ministre accordera une extension de cette période allant jusqu'à deux (2) ans, à la condition que l'Entrepreneur en ait fait la demande au moins deux (2) mois avant l'expiration de la Seconde Période d'Exploration. Durant cette extension, l'Entrepreneur n'engagera pas d'autres opérations que celles directement liées à l'évaluation de cette découverte.

L'Article 3.8 est supprimé dans son intégralité.

La dernière phrase de l'Article 3.9 est modifiée afin de ne prévoir qu'une extension de dix (10) ans de toute Période d'Exploitation.

La version française de l'article 3.10 du CPP devra être mise en conformité avec la version anglaise en insérant, avant la dernière clause, les mots « quand il y a plus d'une Découverte Commerciale ».

Article 4 : Travaux d'exploration et obligations concernant les dépenses.

Ce qui suit est ajouté à la fin de l'Article 4.1 (b) (iv) existant : « avec le premier puits devant avoir été débuté au plus tard le 31 décembre 2011 et le deuxième devant avoir été débuté au plus tard à la fin du renouvellement de la Deuxième Période d'Exploration. »

4.1 Les engagements de travaux d`exploration et d`obligation de dépenses sont présentés ci-dessous pour la seconde période d`exploration.

L`Entrepreneur devra réaliser au minimum les travaux et dépenses suivants:

(a) Pendant la première sous-période de trois (3) ans de la Seconde Période d`Exploration, l`Entrepreneur devra :

(i) acquérir au minimum deux mille (2 000) kilomètres carrés de nouvelle sismique 3D dans la zone contractuelle pour un montant minimum estimé à douze millions de dollars américains (12 000 000 USD), et

(ii) réaliser au minimum un (1) forage d`exploration dans la zone contractuelle, d`une profondeur minimum (sous réserve de l`Article 4.3 du Contrat) de deux mille cinq cents (2 500) mètres en dessous du niveau de la mer pour un montant minimum de dépenses estimé à quinze millions de dollars américains (15 000 000 USD).

(b) Pendant la deuxième sous-période de trois (3) ans de la Seconde Période d`exploration, l`Entrepreneur devra réaliser au minimum un (1) forage d`exploration dans la zone contractuelle d`une profondeur minimum (sous réserve de l`Article 4.3 du Contrat) de deux mille cinq cents (2 500) mètres en dessous du niveau de la mer, pour un montant minimum estimé à quinze millions de dollars américains (15 000 000 USD).

4.2. Si l'Entrepreneur ne remplit pas le programme de travail défini dans l'article 4.1, quelque soit la période concernée, il devra alors payer au Gouvernement la différence entre les montants effectivement dépensés pour la réalisation des travaux devant remplir les obligations du programme de travail, si c'est applicable, quelque soit la période et le montant en dollars estimés dans l'article 4.1 pour la totalité du programme de travail défini pour la période concernée.

Article 5 : Rendus de surface.

L'Article 5.1 est supprimé dans son intégralité et est remplacé par ce qui suit :

5.1 Au 31 Décembre 2009, l'Entrepreneur a procédé à la restitution de soixante dix pour cent (70%) de la zone contractuelle initiale couvrant environ quatre vingt mille kilomètres carrés (80 000 Km^2) de l'offshore guinéen, cette restitution étant considérée comme une restitution précoce qui n'est requise qu'à la fin de la Première Période d'Exploration avant d'entrer en seconde période d'exploration. Au moment du renouvellement de la Seconde Période d'Exploration, l'Entrepreneur devra procéder à la restitution de vingt cinq pour cent (25%) de la Zone Contractuelle existant à cet instant et non de la Zone d'Exploitation.

5.2 La zone contractuelle conservée par l'Entrepreneur couvrant les trente pour cent (30%) des quatre vingt mille kilomètres carrés (80 000 Km^2) de l'offshore guinéen a une superficie d'environ vingt quatre mille kilomètres carrés (24 000 Km^2).

Les rendus de surface de soixante dix pour cent (70%) du 31 Décembre 2009 et de vingt cinq pour cent (25%) de la surface conservée lors du second renouvellement devant avoir lieu le 21 Septembre 2013 satisfont aux exigences du Contrat.

5.3 Le Gouvernement cherchera les méthodes et les partenaires les plus avantageux pour la mise en valeur des soixante dix pour cent (70%) restitués. L'Entrepreneur aura l'opportunité et la possibilité de rentrer en concurrence pour la zone ainsi restituée.

Article 6 : Appréciation d'une Découverte.

La première phrase de l'Article 6.2 est amendée en supprimant les mots « si l'Entrepreneur décide de faire l'appréciation de la découverte mentionnée au dessus » et en y insérant à leur place les mots « si la découverte est de nature qui sous-entend l'existence de ressources exploitables commercialement ».

Article 7 : Développement et Production.

La première phrase du troisième paragraphe de l'Article 7.3 est amendée en supprimant les mots « il sera fait part de (leur) intention » et en y insérant à leur place les mots suivants « la délivrance d'un Arrêté du Ministre ».

La deuxième phrase de l'Article 7.8 est supprimée dans son intégralité et est remplacée par ce qui suit :

Dans les six (6) mois qui suivront la notification à l'Entrepreneur par Monsieur le Ministre, l'Entrepreneur informera Monsieur le Ministre du plan d'unitisation relatif à la découverte commerciale, plan d'unitisation qui sera préparé avec l'entrepreneur de la zone contractuelle adjacente sur la base

des principes et des normes internationalement reconnus de l'industrie pétrolière. Dans le cas où l'Entrepreneur et l'entrepreneur de la zone contractuelle adjacente n'ont pas soumis un plan d'unitisation dans ces délais, l'Entrepreneur et l'entrepreneur de la zone contractuelle adjacente soumettront tout différend relatif audit plan d'unitisation à un arbitrage conformément aux dispositions d'arbitrage de l'Article 27, ou à toute autre méthode convenue entre les entrepreneurs. Dans ce cas, l'obligation de l'Entrepreneur en vertu du présent article 7.8 sera suspendue jusqu'à la conclusion dudit arbitrage. Dans un souci d'harmonisation, il est souhaitable d'inclure une disposition similaire au sein de tout accord ayant trait à une zone contractuelle ultérieure avec un entrepreneur différent.

Article 8 : Gaz Naturel.

Les mots suivants sont ajoutés à la fin de la première phrase de l'Article 8.2 « jusqu'à deux (2) ans ».

La phrase suivante est ajoutée à l'Article 8.2 :

« Le Gouvernement et l'Entrepreneur travailleront de concert en vue de définir les conditions techniques et financières appropriées qui pourraient permettre le développement rentable de toute découverte de Gaz Naturel non associé ».

Article 9 : Programmes de Travail Annuels et Opérations Pétrolières.

La deuxième phrase de l'Article 9.2 est amendée en changeant le nombre des représentants pour chacune des parties de « deux (2) » à « trois (3) ». A préciser que le troisième paragraphe de l'Article 9.2 sera reformulé comme suit : « Ce comité sera présidé par un représentant du Ministre ».

Article 10 : Privilège accordé au personnel et aux sous traitants locaux.

10.3 Cet alinéa est modifié comme suit : « Dans le but de promouvoir l'emploi du personnel guinéen, à la fin de chaque année, l'Entrepreneur établira pour l'exercice suivant, un programme de

formation des cadres et techniciens guinéens assorti du budget correspondant aussi bien en période d'exploration qu'en période d'exploitation. Ce budget est fixé à 200 000 dollars américains par an ». Ce budget sera géré par le Comité de Direction des Opérations Pétrolières.

Article 11 : Obligations de l'Entrepreneur dans la conduite des opérations pétrolières.

11.3 Ce qui suit est ajouté au premier paragraphe de 11.3: « A cet effet, l'Entrepreneur réalisera une étude d'impact environnemental assortie d'un plan de gestion de l'environnement ».

La version française de l'Article 11.5 du contrat de Partage de Production (CPP) sera mise en conformité avec la version anglaise et ceci en ajoutant que : « lorsque l'Entrepreneur est composé de plusieurs entreprises, les obligations et responsabilités de ces entreprises seront conjointes et solidaires ».

Article 13 : Recouvrement des Dépenses Pétrolières et Partage de la Production.

Ce qui suit est ajouté à la fin de l'Article 13.1 : « royaltie qui ne sera pas récupérable en tant que Dépenses Pétrolières ». La version française de l'Article 13.1 sera mise en conformité avec la version anglaise de manière à ce que les royalties soient basées sur la valeur des produits pétroliers produits et vendus, et non sur une évaluation ou autre approche similaire qui n'est pas basée sur les recettes réelles de la vente de ces produits.

13.3 Les dépenses pétrolières sont recouvrables conformément à la procédure comptable ci-jointe en annexe B. Il est à préciser que tout achat de services ou de biens à l'étranger dont le montant est supérieur ou égal à Un million Cinq Cent Mille (1 500 000) Dollars américains doit faire l'objet d'un appel d'offres International. Afin d'éviter les transferts de prix, le principe du «*Arms Length Transaction*» doit être appliqué à toutes filiales ou sous-traitants de l'Entrepreneur.

A cet effet, les points a, b et c demeurent inchangés.

La phrase finale existante au sein de l'Article 13.4 est amendée en remplaçant les mots « dans la Zone Contractuelle » par les mots « dans chaque Zone d'exploitation ».

13.4 Le tableau du contrat fixant les paliers de partage du *profit oil* est modifié comme suit :

Paliers de production journalière (barils/jour)	Part du Gouvernement	Part de l'Entrepreneur
0 – 2 000	25%	75%
2 001 – 5 000	30%	70%
5 001 – 100 000	41%	59%
Au dessus de 100 000	60%	40%

La phrase suivante est ajoutée à l'Article 13.4 :

Sur demande du Gouvernement en vertu de l'Article 15.1, la Part du Gouvernement indiquée ci-dessus sera assujettie au droit de l'Entrepreneur de recouvrer toute dépense engagée et approuvée au nom du Gouvernement en vertu de l'Article 13.5.

Article 15 : Participation.

L'Article 15.5 qui suit est ajouté à l'Article 15 :

15.5 Sur demande écrite émanant du Gouvernement, la part du Gouvernement afférente aux dépenses imputables à sa participation acquise en vertu du présent Article 15 sera financée au nom et pour le compte du Gouvernement par l'Entrepreneur, étant entendu que l'Entrepreneur récupérera tout paiement ainsi effectué au nom et pour le compte du Gouvernement à partir des soixante deux virgule cinq pour cent (62,5%) de la part du Gouvernement dans le cost oil et dans le profit oil.

Article 16 : Régime Fiscal.

16.3 L`article 16.3 du Contrat est supprimé et remplacé par : « Les expatriés de l`Entrepreneur et ceux de ses sous-traitants directs sont soumis à l`impôt sur le revenu par voie de retenue à la source au taux de 10% de l`ensemble des salaires payés en Guinée ou à l`étranger ».

16.5 L'Entrepreneur payera au Gouvernement guinéen pendant la période d'exploration une taxe superficiaire pour soutenir la recherche, la promotion et l'exploitation pétrolières, dont le taux est fixé à deux (2) dollars américains par kilomètre carré (km²) et par an. Le montant du

paiement pour chacune des années 2007, 2008 et 2009 sera égal à soixante mille dollars américains (60 000 USD), ce qui fait un total de cent quatre vingt mille dollars américains (180 000 USD). Ce montant sera géré par le Comité de Direction des Opérations Pétrolières.

Article 19 : Information et Rapports.

Données pétrolières :

Le premier paragraphe est remplacé par « l'Etat est propriétaire de toutes les informations et données géologiques, géophysiques et géochimiques obtenues par l'entrepreneur dans le cadre des opérations pétrolières et notamment ....(a), (b), (c). Toutefois, l'Entrepreneur est autorisé à conserver une copie des informations pour leur utilisation exclusive. » L'Etat accepte de garder confidentielles toutes les données correspondant à la zone conservée par l'Entrepreneur pour la durée de son contrat.

Biens mobiliers et immobiliers :

L'Etat est propriétaire de tous les biens meubles et immeubles acquis, non loués, par l'Entrepreneur pour les besoins des opérations pétrolières et financés indirectement par l'Etat dans le cadre de la récupération des coûts pétroliers. L'Entrepreneur est autorisé à utiliser ces biens exclusivement, entièrement et à titre gratuit dans le cadre des opérations pétrolières.

Article 20 : Comptabilité et Paiements.

20.1 L'Entrepreneur tiendra sa comptabilité conformément à la réglementation en vigueur et aux dispositions de la procédure comptable prévue à l'annexe B ci-jointe, qui fait partie intégrante du présent Avenant.

20.5 A l'Article 20.5, au lieu de deux (2) ans, écrire : quatre (4) ans.

Article 24 : Renonciation et Résiliation.

Le titre est modifié comme suit : Au lieu de « Rétrocession et Résiliation » Ecrire : « Renonciation et Résiliation ».

Article 28 : Notifications.

Le titre est modifié comme suit : Au lieu de : « préavis » Ecrire : « Notification »

Article 29 : Dispositions diverses.

29.2 Les Annexes A et B ci-jointes font partie intégrante du présent Avenant.

29.5 En cas de contradiction du fait de la traduction, la version française du CPP et du présent Avenant N° 1 fera foi sur la version anglaise.

Article 30 : Respect des Standards Internationaux.

Si toute fois le Gouvernement constatait des écarts matériels entre les dispositions de cet avenant et les standards internationaux et/ou le code pétrolier de la République de Guinée, les parties s'engagent à renégocier les articles concernés.

Article 31 : Date d'Entrée en Vigueur.

Le présent Avenant entre en vigueur à compter de la date d'approbation du Contrat de Partage de Production d'hydrocarbures par Décret du Président de la République. **Exemplaires multiples et signatures fac-similaires**

Le présent avenant peut être exécuté en deux ou plusieurs exemplaires identiques, tous étant considérés comme un seul et unique avenant, et la signature sera considérée comme prenant effet lorsque lesdits exemplaires auront été signés et adressés aux autres parties. Une signature fac-similaire sera considérée comme une signature en bonne et due forme et aura force exécutoire pour le signataire des présentes avec la même force exécutoire que si la signature était une signature originale et non une signature fac-similaire.

EN FOI DE QUOI, les Parties ont signé le présent Avenant à la date indiquée ci-dessous.

Pour la République de Guinée :

Son Excellence Monsieur Mahmoud Thiam
Ministre des Mines et de la Géologie

Date: 25/03/10

Pour l'Entrepreneur :

Monsieur Ray Leonard,
Président-Directeur Général
Hyperdynamics / SCS Corporation

Date : 25/03/10

Vu et approuvé par
Son Excellence, Monsieur Kerfala Yansané,
Ministre de l'Economie et des Finances.

Date : 26/03/2010

Annexe A

Attachée et faisant partie intégrante du présent Contrat entre le Gouvernement de la République de Guinée et le Contractant.

ZONE CONTRACTUELLE

La Zone Contractuelle retenue, représentée sur la carte ci-jointe, englobe une superficie de vingt quatre mille (24 000) kilomètres carrés.

Les points indiqués sur cette carte sont définis ci-après, par référence au Méridien de Greenwich.

Hyperdynamics Area: Blocks B4, partial C3, C4, D3, E3, F2, F3

Point	X	Y	Lat_DD	Lon_DD	Lat_DMS	Lon_DMS
1	393242.8872	1035107.665	9.362777693	-15.97222222	9°21'45"	-15°1'40"
2	411231.964	1047520.134	9.475447219	-15.80867167	9°28'31"	-15°11'28"
3	440313.31300	1013560.74100	9.168811992	-15.54327729	9°10'7"	-15°27'24"
4	477859.15550	1039604.02864	9.404722455	-15.20166667	9°24'17"	-15°47'53"
5	479811.68133	1040954.24774	9.416944677	-15.18388889	9°25'1"	-15°48'57"
6	511872.84702	1008243.72805	9.121111337	-14.89194444	9°7'16"	-14°6'29"
7	543394.77100	975662.52276	8.826219615	-14.60538289	8°49'34"	-14°23'40"
8	590677.68442	1008502.99969	9.12253583	-14.17476002	9°7'21"	-14°49'30"
9	621595.42935	975064.47065	8.819389816	-13.8943308	8°49'9"	-13°6'20"
10	524510.7331	908849.046	8.222016381	-14.7774564	8°13'19"	-14°13'21"
11	485592.9622	935433.2024	8.462520414	-15.13088798	8°27'45"	-15°52'8"
12	445976.80192	962610.94394	8.708055753	-15.49111111	8°42'29"	-15°30'31"
13	417751.11759	982681.78457	8.889166782	-15.74805556	8°53'21"	-15°15'7"
14	362005.88869	959896.65807	8.681758123	-16.25430027	8°40'54"	-16°44'44"
15	320143.8537	931320.5768	8.421942368	-16.63361107	8°25'18"	-16°21'59"
16	292473.25198	965766.43712	8.732218231	-16.88638881	8°43'55"	-16°6'49"
17	263884.77041	1002182.85536	9.059992896	-17.1480554	9°3'35"	-17°51'7"
18	364358.86583	1070831.56965	9.684999384	-16.23638888	9°41'5"	-16°45'49"
19	393242.8872	1035107.665	9.362777693	-15.97222222	9°21'45"	-15°1'40"


1250000
1200000
1150000
1100000
1050000
1000000
950000
900000
850000
800000
200000
250000
300000
350000
400000
450000
500000
550000
600000
650000
700000



Legend
Retention Area
Concession Boundary
North West Africa
Guinea
A1
A2
A3
A4
A5
B1
B2
B3
B4
B5
C1
C2
C3
C4
C5
D1
D2
D3
D4
E1
E2
E3
E4
F1
F2
F3
G1
Kilometers
0
25
50
100
150
200
WGS84_UTM_Z28N
18°0'0"W
17°30'0"W
17°0'0"W
16°30'0"W
16°0'0"W
15°30'0"W
15°0'0"W
14°30'0"W
14°0'0"W
13°30'0"W
10°30'0"N
10°0'0"N
9°30'0"N
9°0'0"N
8°30'0"N
8°0'0"N